UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2023

GREENLANE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38875	83-0806637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1095 Broken Sound Parkway, Suite 100 Boca Raton, FL	33487
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 292-7660

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	GNLN	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement

Closing of Offering of Common Stock and Warrants

On June 29, 2023, Greenlane Holdings, Inc. (the “Company”) entered into securities purchase agreements (each a “Purchase Agreement” and, together, the “Purchase Agreements”) with certain investors, pursuant to which the Company agreed to issue and sell an aggregate of 560,476 shares of the Company’s Class A common stock, par value $0.01 per share (the “Common Stock”), pre-funded warrants to purchase 3,487,143 shares of Common Stock (the “Pre-Funded Warrants”) and warrants to purchase 8,095,238 shares of Common Stock (the “Standard Warrants”), in a public offering (the “Offering”). The Common Stock and Standard Warrants were sold in units (“Units”) at a purchase price of $1.05 per Unit, with each Unit consisting of one share of Class A common stock and two Standard Warrants. The Pre-Funded Warrants and accompanying Standard Warrants are identical to the Units, except that each Pre-Funded Warrant is exercisable for one share of Common Stock at an exercise price of $0.0001, the purchase price for a Pre-Funded Warrant and accompanying Standard Warrants is $1.0499 and the Pre-Funded Warrants do not expire until exercised. The Units and Pre-Funded Warrants and accompanying Standard Warrants were offered pursuant to the Company’s registration statement on Form S-1 (File No. 333-269576), which was declared effective by the Securities and Exchange Commission on June 29, 2023. Subject to certain ownership limitations, the Standard Warrants are exercisable immediately at an exercise price equal to $1.05 per share of Common Stock. The Standard Warrants are exercisable for five years from the date of issuance.

The closing of the Offering occurred on July 3, 2023. The Company received aggregate net proceeds from the Offering of approximately $4.3 million. The Company expects the aggregate net proceeds from the Offering, after deducting the placement agent fees and other estimated offering expenses, to be approximately $3.8 million. The Company intends to use the net proceeds from the offering for general corporate purposes, which may include, without limitation, servicing debt obligations under promissory notes issued in conjunction with business acquisitions, working capital, product development and capital expenditures.

The Purchase Agreement contain customary representations, warranties and agreements by the Company and customary conditions to closing. Under the Purchase Agreement, the Company has agreed, subject to certain exceptions, not to enter into any agreement to issue or announce the issuance or proposed issuance of any Common Stock or Common Stock equivalents for a period of 90 days following the Offering.

A.G.P./Alliance Global Partners (“A.G.P.”) acted as the sole placement agent on a “reasonable best efforts” basis in connection with the Offering.

The Company agreed to pay A.G.P. an aggregate cash fee equal to 7.0% of the aggregate gross proceeds raised in the Offering pursuant to a Placement Agency Agreement entered into by the Company and A.G.P. on June 29, 2023 (the “Placement Agency Agreement”). The Company also agreed to reimburse A.G.P. up to $75,000 for fees and expenses, including the fees and expenses of A.G.P.’s counsel.

Warrant Amendments

On June 29, 2023 and in connection with the Offering, the Company entered into privately negotiated agreements (the “Warrant Amendments”) with holders participating in the Offering to amend existing outstanding warrants to purchase up to 1,674,567 shares of Common Stock that were previously issued in June 2022 and November 2022 at exercise prices per share of $50.00 and $9.00, respectively, and expire on December 29, 2027 and November 1, 2029, respectively (collectively, the “Prior Warrants”), effective upon the closing of the Offering to reduce the exercise price of the Prior Warrants to $1.05, the exercise price of the Standard Warrants. All other terms of the Prior Warrants remain unchanged.

The foregoing summaries of the Standard Warrants, the Pre-Funded Warrants, the Warrant Amendments, the Purchase Agreements and the Placement Agency Agreement do not purport to be complete and are qualified in their entirety by reference to the full texts of the form of Standard Warrant, the form of Pre-Funded Warrant, the form of Warrant Amendment, the form of Purchase Agreement and the Placement Agency Agreement that are filed herewith as Exhibits 4.1, 4.2, 4.3, 10.1 and 10.2, respectively.

This Current Report on Form 8-K does not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Item 7.01. Regulation FD Disclosure

On July 3, 2023, the Company issued a press release related to the Offering, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished herewith pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of June 2023 Standard Warrant
4.2	Form of Pre-Funded Warrant
4.3	Form of Warrant Amendment
10.1	Form of June 2023 Securities Purchase Agreement
10.2	Placement Agency Agreement, dated as of June 29, 2023
99.1	Press Release, dated July 3, 2023
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENLANE HOLDINGS, INC.

Dated: July 3, 2023	By:	/s/ Lana Reeve
Lana Reeve
Chief Financial and Legal Officer